
<ARTICLE> 5
<LEGEND>
Ford Credit's Condensed Consolidated Balance Sheet is unclassified. Therefore, the following tags listed below are not applicable to Ford Credit: Current
Assets and Current Liabilities. Information relating to earnings per share is not presented because Ford Credit is an indirect wholly owned subsidiary of Ford Motor Company.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                           1,567
<SECURITIES>                                     1,474
<RECEIVABLES>                                   78,436
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 119,822
<CURRENT-LIABILITIES>                                0
<BONDS>                                         97,955
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                            25
<OTHER-SE>                                       9,298
<TOTAL-LIABILITY-AND-EQUITY>                   119,822
<SALES>                                              0
<TOTAL-REVENUES>                                 1,238
<CGS>                                                0
<TOTAL-COSTS>                                      764
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                   356
<INTEREST-EXPENSE>                               1,627
<INCOME-PRETAX>                                    474
<INCOME-TAX>                                       183
<INCOME-CONTINUING>                                276
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       276
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

